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                                                                   Exhibit 10.19

           CONVERTIBLE PROMISSORY NOTE AND WARRANT PURCHASE AGREEMENT

                  THIS CONVERTIBLE PROMISSORY NOTE AND WARRANT PURCHASE AGREEMENT ("Agreement") is made and entered into as of the 29th day of November, 1999, by and among [i] PRIMIS, INC., a Georgia corporation ("the Company"), and [ii] those entities and persons whose names are set forth on
SCHEDULE 1 attached hereto (each an "Investor" and collectively the "Investors").

                                    RECITALS:

                  WHEREAS, the Company desires to sell and issue, and each Investor desires to purchase and acquire, convertible promissory notes (the "Notes") with an aggregate principal amount of Ten Million Eleven Thousand One Hundred Seventy Four Dollars ($10,011,174), convertible, if at all, (i) into shares of the Company's Series C Convertible Preferred Stock ("Series C Preferred Stock") at the election of Investor , (ii) automatically into shares of Series C Preferred Stock at the closing of the Company's next Qualifying Financing (as defined in Section 1.1 below), provided that such Qualifying Financing closes within one hundred eighty (180) days from the respective dates of the Notes, or (iii) automatically into shares of the Company's common stock ("Common Stock") issued at the closing of the Company's IPO (as defined in Section 1.1 below); provided that such IPO closes within one hundred eighty (180) days from the respective date of the Notes; and

                  WHEREAS, in consideration of the purchase by the Investors of the Notes, the Company desires to sell and issue warrants (the "Warrants") to purchase the number of shares of Series C Preferred Stock or Common Stock, as applicable, of the Company as determined in this Agreement and in the Warrants.

                  NOW, THEREFORE, in consideration of the mutual covenants, representations and warranties herein contained, and intending to be legally bound, the Company and Investors agree as follows:

1.       DEFINITIONS; AUTHORIZATION AND ISSUANCE OF NOTES AND WARRANTS.

         1.1. DEFINITIONS.

               a. "Qualifying Financing" shall mean a transaction in which the Company sells preferred stock and the gross cash proceeds to the Company equal or exceed $20,000,000 (including the value of the Notes issued pursuant to this Agreement which will be automatically converted at the closing of such financing transaction).

               b. "IPO" shall mean a firm commitment underwritten initial public offering of shares of the Company's capital stock under the Securities Act of 1933, as amended (the "1933 Act"), from which the Company receives net proceeds of not less than Thirty Million Dollars ($30,000,000) at a public


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                    offering price of not less than $15.31 per share (subject to adjustment for any stock split, combination, consolidation or stock distributions or stock dividends or recapitalizations or the like).

               c. "Sale of the Company", for purposes of Section 1.5 below, shall mean (a) a sale or transfer of all or substantially all of the Company's assets or (b) the acquisition of the Company by another entity by means of merger, consolidation or other transaction or series of related transactions resulting in the exchange of the outstanding shares of the Company's capital stock such that the Company's shareholders prior to such transaction own, directly or indirectly, less than fifty percent (50%) of the voting power of the surviving entity or the entity that owns 100% of the outstanding voting securities of such surviving entity.

         1.2. AUTHORIZATION. The Company has authorized the sale and issuance of the Notes and Warrants to the Investors.

         1.3. AMENDED AND RESTATED ARTICLES OF INCORPORATION. The Company shall adopt and file with the Georgia Secretary of State on or before the Closing (as defined below) Amended and Restated Articles of Incorporation in the format attached hereto as EXHIBIT A (the "Amended and Restated Articles").

         1.4. SALE AND ISSUANCE OF NOTES. Subject to the terms and conditions hereof, the Company agrees to sell and issue to each of the Investors, and the Investors severally agree to purchase from the Company, a Note in the form attached as EXHIBIT B hereto, in the amount set forth opposite such Investor's name on SCHEDULE 1 hereto.

         1.5. SALE AND ISSUANCE OF WARRANTS. Subject to the terms and conditions hereof, the Company agrees to sell and issue to each of the Investors, and the Investors severally agree to purchase from the Company, Warrants (in the form attached hereto as EXHIBIT C) originally exercisable for that number of shares of Series C Preferred Stock (or Common Stock for the purposes of subsection (c) below) equal to:

               a. in the event a Qualifying Financing closes within one hundred eighty (180) days from the date hereof, the quotient obtained by dividing (a) thirty-five percent (35%) of the principal amount of the Note to which such Warrant relates (the "Warrant Coverage") by (b) the lower of $15.31 (the "Series C Price Per Share") and the price per share of the preferred stock sold to investors in the Qualifying Financing;

               b. in the event that the Company closes prior to a Qualifying Financing a Sale of the Company, the quotient obtained by dividing (x) the Warrant Coverage by (y) the Series C Price Per Share;


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               c.   in the event that the Company closes an IPO prior to a
                    Qualifying Financing or a Sale of the Company, the Warrants shall convert to that number of shares of Common Stock of the Company equal to the quotient obtained by dividing (x) the Warrant Coverage by (y) the Series C Price Per Share; or

               d. in the event that the Company does not close the Qualifying Financing, a Sale of the Company or an IPO prior to the date 180 days from the date hereof, the quotient obtained by dividing (a) the Warrant Coverage by (b) $6.00 (subject to adjustment for any stock split, combination, consolidation or stock distributions or stock dividends or recapitalizations or the like).

         Upon the first to occur of (i) a Qualifying Financing, (ii) an IPO,
         (iii) a Sale of the Company, or (iv) the date which is one-hundred eighty (180) days from the date hereof if no Qualifying Financing, IPO or Sale of the Company occurs prior thereto, the number of shares of Series C Preferred Stock or Common Stock, as applicable, into which the Warrants may be exercised shall be permanently established and fixed in accordance with the foregoing subsections and shall only be subject to further adjustment, as described in Section 8 of each Warrant.

         Notwithstanding anything herein to the contrary, the Warrant Shares shall automatically be converted into Common Stock in accordance with the terms of the Warrants upon the occurrence of an IPO at any time while the Warrants remain exercisable.

2.       CLOSING.

         2.1. CLOSING; CLOSING DATE. The closing of the issuance of the Notes and Warrants under this Agreement (the "Closing") shall take place on the date of this Agreement (the "Closing Date"), in accordance with arrangements mutually satisfactory to the Investors and counsel for the Company.

         2.2. CLOSING DELIVERY. At the Closing, upon delivery to the Company by wire transfer or check made payable to the order of the Company of the aggregate purchase price for the Note and the Warrant set forth opposite such Investor's name on SCHEDULE 1 hereto, the Company will deliver to each Investor (a) a Note payable to the Investor in the principal amount set forth opposite such Investor's name on SCHEDULE 1 hereto and (b) a Warrant to purchase that number of shares of Series C Preferred Stock as provided for in Section 1.4 hereof.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as set forth in the disclosure letter dated the date hereof delivered to each Investor (the "Disclosure Letter"), the Company hereby represents and warrants to each Investor as follows:

         3.1. CORPORATE STANDING . The Company is a corporation duly organized, validly existing, and in good standing under the laws of Georgia. The Company has all


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              requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as presently proposed to be conducted, to execute, deliver and perform this Agreement and any other agreement to which the Company is a party, the execution and delivery of which is contemplated hereby (the "Ancillary Agreements"). The Company is duly qualified and is authorized to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business, properties, prospects, or financial condition. True and accurate copies of the articles of incorporation and bylaws of the Company (and all amendments thereto) and minute book (containing the records of meetings and written consents of the stockholders, the board of directors and any committees of the board of directors) of the Company have previously been made available to Investors upon request.

         3.2. AUTHORIZATION. The execution and delivery of this Agreement and any Ancillary Agreement, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of the Company. Each of this Agreement and any Ancillary Agreement have been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms.

         3.3. CAPITALIZATION. As of the Closing Date, the authorized capital stock of the Company shall consist of 23,000,000 shares par value $0.01 per share, divided into: (i) 15,000,000 shares of Common Stock, and (ii) 8,000,000 shares of preferred stock ("Preferred Stock") of which 1,200,000 shares have been designated Series A Convertible Preferred Stock ("Series A Preferred Stock"), 3,000,000 shares have been designated Series B Convertible Preferred Stock ("Series B Preferred Stock"), 2,500,000 shares have been designated Series C Convertible Preferred Stock ("Series C Preferred Stock") and the remaining 1,300,000 shares of which shall have such preferences, limitations and relative rights as may be determined by the Board of Directors pursuant to
              Article IV(B) of the Articles. Immediately prior to the Closing, 100% of the outstanding shares of Common Stock of the Company, 100% of the outstanding shares of Series A Convertible Preferred Stock and 100% of the outstanding shares of Series B Convertible Preferred Stock are owned by the stockholders and in the amounts specified in Section 3.3 of the Disclosure Letter and no shares of Series C Preferred Stock or other Preferred Stock are outstanding. Except as set forth in Section 3.3 of the Disclosure Letter, there are outstanding no subscriptions, options, warrants, calls, commitments or rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements or agreements of any character relating to shares of the Company's capital stock or the instruments that can be converted into shares of the Company's capital stock to be issued hereunder. None of the shares of the Company's capital stock have been issued in violation of any preemptive right. There are no contractual obligations


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              of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company. No bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which shareholders of the Company may vote are issued or outstanding. The Company is not a party to or subject to any agreement or understanding, and, to the Company's best knowledge, there is no agreement or understanding between any persons that affects or relates to the voting or giving of written consents with respect to any security or the voting by any director of the Company.

         3.4. VALIDLY ISSUED SHARES. The Notes and Warrants to be issued, sold and delivered in accordance with the terms of this Agreement for the consideration set out herein, will, upon issuance in accordance with the terms hereof, be duly and validly issued, fully paid and nonassessable, free of restrictions on transfer other than restrictions on transfer under applicable federal and state securities laws. The issuance of the Notes and Warrants to Investors pursuant to this Agreement will comply with all applicable laws, including federal and state securities laws, and will not violate the preemptive rights of any person. The shares of Series C Preferred Stock and/or Preferred Stock issuable upon conversion of the Notes and exercise of the Warrants being purchased under this Agreement will be, upon issuance and delivery in accordance with the terms of the Articles of Incorporation, duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, the Amended and Restated Shareholders' Agreement dated as of June 16, 1998 by and among the Company and certain of its shareholders, and under applicable federal and state securities laws (other than those created by investors). The issuance of the shares of Common Stock upon conversion of the Series C Preferred Stock and/or Preferred Stock will comply with all applicable laws, including federal and state securities laws (assuming the accuracy of the representations set forth in Section 4.1 through 4.6 of this Agreement as of the date of issuance of such shares of Common Stock), and will not violate the preemptive rights of any person. The outstanding shares of the Company's Common Stock, Series A Preferred Stock and Series B Preferred Stock have been duly authorized and validly issued, are fully paid and nonassessable.

         3.5. NO CONFLICT. The execution and delivery of this Agreement and any Ancillary Agreement do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest, charge or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "Violation") pursuant to, any provision of the Company's Articles of Incorporation or Bylaws, or result in any Violation of any material lease, agreement, obligation, instrument, permit,


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              concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, or the Company's properties or assets.

         3.6. CONTRACTS AND OTHER COMMITMENTS; COMPLIANCE. The Company is not in violation or default of any provision of its Articles of Incorporation or Bylaws or in any respect of any provision of any material contract or other items listed on the Disclosure Letter.

         3.7. SUBSIDIARIES. Except as set forth in Section 3.7 of the Disclosure Letter, the Company does not own or control, directly or indirectly, any interest in any other corporation, partnership, limited liability company, association or other business entity. Except as set forth in Section 3.7 of the Disclosure Letter, the Company is not a participant in any joint venture, partnership or similar arrangement.

         3.8. CONSENTS. No consent, approval, qualification, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or other third party is required by or with respect to the Company in connection with the execution and delivery of this Agreement, or the consummation by the Company of the transactions contemplated hereby, which has not already been obtained, except for notices of sale required to be filed with the Securities and Exchange Commission, or such post closing filings as may be required under applicable state securities laws which will be timely filed within the applicable periods therefor.

         3.9. FINANCIAL STATEMENTS. The Company has delivered to Investors prior to the date hereof its audited financial statements for the years ended December 31, 1997 and December 31, 1998, and its unaudited financial statements (balance sheet and profit and loss statement) for the Nine (9) month period ended September 30, 1999 (the "Financial Statements"). The Financial Statements, including any footnotes thereto, were prepared in accordance with generally accepted accounting principles and fairly present the financial position and operating results of the Company as of the dates and for the periods indicated therein. Since September 30, 1999, there has not been any material adverse change in the assets, liabilities, financial condition, results of operation or prospects of the Company.

         3.10. INDEBTEDNESS FOR BORROWED MONEY; NO UNDISCLOSED LIABILITIES. Except as and to the extent reflected and adequately reserved against in the Financial Statements, and except as set forth in
               Section 3.10 of the Disclosure Letter, as of the Closing Date, the Company has no direct or indirect indebtedness for borrowed money, indebtedness by way of lease-purchase arrangements, guarantees, undertakings, chattel mortgages or other security arrangements with any bank, financial institution or other third party and the Company will not have any liability or obligation whatsoever, whether accrued, absolute, contingent or otherwise.


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         3.11. TITLE TO PROPERTY AND ASSETS; LEASES. Except as set forth in
               Section 3.11 of the Disclosure Letter, the Company owns no real property in fee simple. The Company has good, valid and marketable title to all the personal and mixed, tangible and intangible properties and assets which it purports to own, free and clear of all liens, restrictions, claims, charges, security interests, easements or other encumbrances of any nature whatsoever, except for liens for current taxes not yet due and payable. With respect to the property and assets that it leases, the Company is in compliance with such leases and, to the Company's knowledge, holds a valid leasehold interest free and clear of any liens, claims and encumbrances. All properties and assets of the Company are in the possession or control of the Company, and no other person is entitled to possession of any such properties and assets. The Company is not bound or committed to make any capital improvement or expenditure with respect to its owned or leased real or personal property.

         3.12. LEGAL PROCEEDINGS. Except as set forth in the Disclosure Letter or which are not material to the Company, there are no claims of any kind or any actions, suits, proceedings, arbitrations or investigations pending or, to the Company's knowledge, threatened against or affecting the Company or against any asset, interest or right of the Company or which questions the validity of the transactions contemplated by this Agreement and the Company knows of no facts which may constitute a basis therefor.

         3.13. ENVIRONMENTAL MATTERS. The Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety (the "Environmental Laws"), and, to the Company's knowledge, as of the date hereof no material expenditures are required to be made by the Company in order to comply with any of the Environmental Laws.

         3.14. LICENSES AND PERMITS; COMPLIANCE WITH LAWS. Except as set forth in Section 3.14 of the Disclosure Letter, the Company holds all franchises, permits, licenses, variances, exemptions, orders and approvals of all governmental entities which are material to the operation of the Company's business and is in compliance with the terms thereof. The Company has complied with and is not in any default under (and has not been charged with or received notice with respect to, nor is threatened with or under investigation with respect to, any charge concerning any violation of any provision of) any federal, state or local law, regulation, ordinance, rule or order (whether executive, judicial, legislative or administrative) or any order, writ, injunction or decree of any court, agency or instrumentality and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failures to comply.


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         3.15. EMPLOYEE BENEFIT PLANS. Except as set forth in Section 3.15 of the Disclosure Letter, the Company has no employee benefit plans including any profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Company (collectively "Benefit Plans"), or any employment, consulting, severance, termination or indemnification agreement, arrangement or understanding between the Company and any officer, director or employee of the Company. Each Benefit Plan has been administered in all material respects in accordance with its terms and all applicable laws.

         3.16. LABOR RELATIONS.

               (a) The Company is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours and occupational safety and health;

               (b) There is no unfair labor practice charge or complaint or any other matter against or involving the Company pending or, to the Company's knowledge, threatened before the National Labor Relations Board or any court of law;

               (c) There is no labor strike, dispute, slowdown or stoppage actually pending or, to the Company's knowledge, threatened against the Company;

               (d) The Company is not a party to or bound by any collective bargaining agreement or any similar labor union arrangement;

               (e) There are no charges, investigations, administrative proceedings or formal complaints of discrimination (including discrimination based upon sex, age, marital status, race, color, religion, national origin, sexual preference, disability, handicap or veteran status) pending or, to the Company's knowledge, threatened, before the Equal Employment Opportunity Commission or any federal, state or local agency or court against the Company. There have been no governmental audits of the equal employment opportunity practices of the Company and, to the Company's knowledge, no basis for any such claim exists; and

               (f) To the Company's knowledge, the Company is in compliance in all material respects with the requirements of the Americans With Disabilities Act.

              3.17. INSURANCE. Section 3.17 of the Disclosure Letter sets forth a list of all insurance policies, including property, casualty, liability and other insurance maintained with respect to the assets and business of the Company (the "Company Insurance"). The Company is not liable for any material retroactive premium


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               adjustments with respect to any of its insurance policies or bonds. All such policies and bonds are legal, valid and enforceable and in full force and effect and the Company is not in breach or default (including with respect to the payment of premiums or the giving of notices) and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification or acceleration under the policy. Nor has the Company received any notice of premium increases or cancellations with respect to any of such policies and bonds. The Company believes the amount and type of the Company Insurance coverage is adequate for the Company's business and is consistent with good business practice.

         3.18. TAX MATTERS. The Company has timely filed or caused to be filed all federal, state, foreign and local income, franchise, gross receipts, payroll, sales, use, withholding, occupancy, excise, real and personal property, employment and other tax returns, tax information returns and reports ("Tax Returns") required to be filed and all such Tax Returns were correct and complete in all respects. The Company has paid, or made adequate provisions for the payment of, all taxes, duties or assessments of any nature whatsoever, interest payments, penalties and additions (whether or not reflected in the returns as filed) due and payable (and/or properly accruable for all periods ending on or before the date of this Agreement) to any city, county, state, foreign country, the United States or any other taxing authority. There are no security interests on any of the assets of the Company that arise in connection with any failure (or alleged failure) to pay any tax. The Company has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. No deficiencies for any taxes have been proposed, asserted or assessed against the Company that are not adequately reserved for.

         3.19. PATENTS AND TRADEMARKS. The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, and proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any conflict with, or infringement of the rights of, others. Except for agreements with its own employees or consultants and standard end-user license agreements, if any, there are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses, or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, and proprietary rights and processes of any other person or entity. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets, or other proprietary rights or processes of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants, or commitments of


                                       9
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               any nature) or other agreement, or subject to any judgment, decree, or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant, or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company. Each independent contractor, employee and/or officer of the Company who or which has contributed to the development of the Computer Software (as defined below) has executed proprietary information/confidentiality agreements.

         3.20. RELATED-PARTY TRANSACTIONS. Except as set forth in Section 3.20 of the Disclosure Letter, no employee, officer, or director of the Company, or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers, or directors of the Company, and members of their immediate families may own stock in publicly traded companies that may compete with the Company. Except as set forth in Section 3.20 of the Disclosure Letter, no employee, officer or director of the Company, or, to the Company's knowledge, any member of their immediate families is, directly or indirectly, interested in any material contract with the Company. For purposes of this Agreement, the Company shall be deemed to have knowledge of a fact, event, condition, matter or situation if any of the Company's officers or directors are consciously aware of such fact, event, condition, matter or situation, as appropriate.

         3.21. SOFTWARE PRODUCTS. The Company has received no customer complaints concerning alleged defects in its computer appraisal software products, including, without limitation, Value Express (collectively, the "Computer Software") that, if true, would materially adversely affect the operations or financial condition of the Company.

         3.22. BROKERS' AND FINDERS' FEES. The Company has not employed any broker, finder or financial advisor or incurred any liability for fees or commissions payable to any broker, finder or financial advisor in connection with the negotiations relating to or the transactions contemplated by this Agreement.


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         3.23. QUALIFIED SMALL BUSINESS STOCK.. As of and immediately following the Closing, the shares of Series C Preferred Stock issuable upon conversion of the Notes and exercise of the Warrants will meet each of the requirements for qualification as "qualified small business stock" set forth in Section 1202(c) of the Code, including without limitation the following: (i) the Company will be a domestic C Corporation; (ii) the Company will not have made any purchases of its own stock described in Code Section 1202(c)(3)(B) during the one year period preceding the Closing;
               (iii) the Company's (and any predecessor's) aggregate gross asses, as defined by Code Section 1202(d)(2), at no time between August 1, 1997 and through the Initial Closing have exceeded or will exceed Fifty Million Dollars ($50,000,000), taking into account the assets of any corporation required to be aggregated with the Company in accordance with Code Section 202(d)(3); (iv) as of the Closing, at least eighty percent (80%) (by value) of the assets of the Company will, by virtue of Code Section 1202(e)(6), be considered to be used by it in the active conduct of one or more qualified trades or businesses, as defined by Code
               Section 1202(e)(3); and (v) the Company is an eligible corporation, as defined by Code Section 1202(e)(4).

         3.24. MATERIAL FACTS. The Company has provided each Investor with all the information reasonably available to it that such Investor has requested for deciding whether to purchase the Notes and Warrants. This Agreement and the documents or written statements furnished by the Company to Investors in connection with the transactions contemplated hereby do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

4. INVESTMENT REPRESENTATIONS. Each Investor hereby represents and warrants to the Company, severally and not jointly, as of the date hereof, as follows:

         4.1. It is acquiring the Note and Warrants for its own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering of the Note, Warrants, or Warrant Shares within the meaning of the 1933 Act.

         4.2. It understands that (i) the Note, Warrants, and Warrant Shares have not been registered under the 1933 Act by reason of a specific exemption therefrom, that they must be held by it indefinitely, and that Investor must, therefore, bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the 1933 Act or is exempt from such registration; and (ii) the Note, Warrants, and each certificate representing the Warrant Shares will be endorsed with the following legends, as applicable:

                     THESE   SECURITIES   HAVE   NOT   BEEN
                     REGISTERED UNDER THE SECURITIES ACT OF
                     1933, AS AMENDED, OR ANY STATE SECURITIES

                     LAWS. THEY MAY NOT BE SOLD, OFFERED FOR
                     SALE,   TRANSFERRED,   PLEDGED   OR
                     HYPOTHECATED IN THE ABSENCE OF A
                     REGISTRATION STATEMENT IN EFFECT WITH
                     RESPECT TO THE SECURITIES UNDER SUCH
                     ACT AND ANY APPLICABLE STATE SECURITIES
                     LAW  OR  PURSUANT  TO  RULE  144  OR  AN
                     OPINION   OF  COUNSEL   SATISFACTORY   TO
                     PAYOR  THAT  SUCH  REGISTRATION  IS NOT
                     REQUIRED.

                     THE  SECURITIES  REPRESENTED  BY  THIS
                     CERTIFICATE ARE SUBJECT TO THE TERMS
                     AND CONDITIONS OF A CERTAIN AMENDED
                     AND RESTATED SHAREHOLDERS' AGREEMENT
                     DATED JUNE 16, 1998 BY AND BETWEEN PRIMIS,
                     INC. AND CERTAIN OF ITS SHAREHOLDERS.

         4.3. It has been furnished with such materials and has been given access to such information relating to the Company as it or its qualified representative has requested and it has been afforded the opportunity to ask questions regarding the Company, the Notes, and the Warrants, all as it has found necessary to make an informed investment decision.

         4.4. It is experienced in evaluating and investing in private placement transactions of securities of companies in a similar stage or development and acknowledges that it is able to fend for itself, can bear the economic risk of such its investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Notes and Warrants.

         4.5. If it is a corporation, partnership, trust, or other entity, it was not formed for the specific purpose of acquiring the Notes or Warrants offered hereunder.

         4.6. It is an "accredited investor" as provided under the 1933 Act and regulations adopted thereunder and is a resident of the state listed on SCHEDULE 1 hereto; and all information supplied by it to the Company with respect to his or its purchase of the Notes and Warrants has been and shall be true, complete, and accurate.

5. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Agreement by any party to this Agreement and any certificate or other instrument delivered by or on behalf of any party pursuant to this Agreement shall be continuous and shall survive the Closing and the issuance of all shares of the Company's capital stock. Each party shall have the right to rely on each other party's representations and warranties made herein, notwithstanding any investigation conducted by such party.

6. COVENANTS OF THE COMPANY. The Company hereby covenants and agrees as follows:

          6.1. USE OF PROCEEDS. The proceeds from the sale of the Notes and Warrants pursuant to this Agreement shall be used by the Company for working capital, to make acquisitions and for other corporate purposes.

          6.2. FINANCIAL REPORTING. Subject to Section 6.3, the Company shall furnish to the Investors:

               (a) an audited balance sheet and statements of income and cash flow within ninety (90) days after the end of each fiscal year, together with comparative figures for the last preceding fiscal year prepared by a firm of certified public accountants acceptable from time to time to a majority in interest of the outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common Stock of the Company voting together as a single class on an as if converted basis;

               (b) as soon as available, and in any event within thirty (30) days after the close of each calendar month, an unaudited balance sheet and statement of income and cash flows for such month, together with comparative figures for both the month just ended and the portion of the fiscal year then ended, and a written one or two page monthly summary of the Company's operations. Such financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied (subject to audit and year-end adjustments) by the principal financial or accounting officer of the Company;

               (c) as soon as available, and in any event within thirty (30) days before the close of each fiscal year, a business plan and projections for the Company's next fiscal year; and

               (d) such additional information with respect to the Company's financial condition as may be reasonably requested by the Investors.

          6.3. TERMINATION OF COVENANTS. The covenants set forth in Section 6.2 shall terminate and be of no further force or effect at such time as the Company is required to file reports pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934.

          6.4. RESERVATION OF SHARES. On and after the Closing Date, the Company will reserve and keep reserved at all times sufficient shares of Series C Preferred Stock and/or Preferred Stock for issuance upon conversion of the Notes and Warrants (and a correspondingly sufficient number of shares of Common Stock for issuance upon conversion of such Series C Preferred Stock and/or Preferred Stock). Immediately prior to the occurrence of any event that would cause the number of shares of Series C Preferred Stock and/or Preferred Stock or type of securities into which the Notes and Warrants would be convertible, to be adjusted, the Company shall take any and all actions necessary to permit such conversion or exercise. Upon conversion of the Notes and/or exercise of the Warrants, the Company will promptly issue and deliver the shares of Series C Preferred Stock and/or Preferred Stock required to be delivered. Upon conversion of such Series C Preferred Stock and/or Preferred Stock, the Company will promptly issue and deliver the shares of Common Stock in accordance with the Amended and Restated Articles of Incorporation of the Company.

7.        MISCELLANEOUS.

          7.1. CONSTRUCTION; GOVERNING LAW. The section headings contained in this Agreement are inserted as a matter of convenience and shall not affect in any way the construction of the terms of this Agreement. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Georgia.

          7.2. PARTIES IN INTEREST; ASSIGNMENT. Except as otherwise provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties to this Agreement shall bind and inure to the benefit of their respective heirs, executors, successors, and assigns, whether so expressed or not. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto and their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. This Agreement is not assignable and any purported assignment shall be null and void.

          7.3. ENTIRE AGREEMENT. This Agreement, the Exhibits and Schedules hereto, the Disclosure Letter and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein.

          7.4. SEPARABILITY. Any invalidity, illegality, or limitation of the enforceability with respect to any Investor of any one or more of the provisions of this Agreement, or any part thereof, whether arising by reason of the law of any such Investor's domicile or otherwise, shall in no way affect or impair the validity, legality, or enforceability of this Agreement with respect to other Investors. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          7.5. AMENDMENT AND WAIVER. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived with the written consent of the Company and the Investors of more than two-thirds of the outstanding principal amount of the Notes. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted), each future holder of all such securities, and the Company.

          7.6. NOTICES. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be mailed by first class, registered, or certified mail, postage prepaid, or sent via overnight courier service, or delivered personally:

               If to Investors to the address set forth opposite their name on
               SCHEDULE 1 hereto.

               If to the Company to:                  Primis, Inc.
                                                      Suite 320
                                                      11475 Great Oaks Way
                                                      Alpharetta, GA  30022
                                                      Attn:  C. James Schaper,
                                                      President and CEO

               or to such other address of which the addressee shall have notified the sender in writing. Notices mailed in accordance with this section shall be deemed given when mailed, and notices sent by overnight courier service shall be deemed given when placed in the hands of a representative of such service.

          7.7. ATTORNEY'S FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or any Ancillary Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and disbursements in addition to any other relief to which such party may be entitled.

          7.8. PUBLIC STATEMENTS. Neither the Company nor Investors shall, without the prior written approval of the other parties hereto, make any press release or other public announcement concerning the transactions contemplated by this Agreement. Investors and the Company may disclose information with respect to the transaction contemplated hereby to their respective employees, agents, consultants and third parties only to the extent such persons have a need to know such information.

          7.9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

         7.10. RIGHTS OF INVESTORS. Each holder of Notes and Warrants shall have the absolute right to exercise or refrain from exercising any right or rights that such holder may have by reason of this Agreement or any Notes and Warrants, including without limitation the right to consent to the waiver of any obligation of the Company under this Agreement and to enter into an agreement with the Company for the purpose of modifying this Agreement or any agreement effecting any such modification, and such holder shall not incur any liability to any other holder or holders of capital stock of the Company with respect to exercising or refraining from exercising any such right or rights.

         7.11. EXCULPATION AMONG INVESTORS. Each Investor acknowledges that he is not relying upon any person, firm, or corporation, other than the Company and its current officers and directors, in making its investment or decision to invest in the Company. Each Investor agrees that no other Investor nor the respective agents of any other Investor shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Notes and Warrants.

                     [COUNTERPART SIGNATURE PAGES TO FOLLOW]

         IN WITNESS WHEREOF, the Company has caused this counterpart signature page to this Convertible Promissory Note and Warrant Purchase Agreement to be signed by its duly authorized officer.



                                         "THE COMPANY"

                                         PRIMIS, INC.

                                         By:______________________________
                                            C. James Schaper, President and CEO





           [COUNTERPART SIGNATURE PAGE TO CONVERTIBLE PROMISSORY NOTE
                         AND WARRANT PURCHASE AGREEMENT
              BETWEEN PRIMIS, INC. AND THE INVESTORS NAMED HEREIN]

         IN WITNESS WHEREOF, the undersigned Investor has caused this counterpart signature page to this Convertible Promissory Note and Warrant Purchase Agreement to be signed by its duly authorized representative.

                                           "THE INVESTOR"

                                           ____________________________________
                                           J. David Grissom





           [COUNTERPART SIGNATURE PAGE TO CONVERTIBLE PROMISSORY NOTE
                         AND WARRANT PURCHASE AGREEMENT
              BETWEEN PRIMIS, INC. AND THE INVESTORS NAMED HEREIN]

         IN WITNESS WHEREOF, the undersigned Investor has caused this counterpart signature page to this Convertible Promissory Note and Warrant Purchase Agreement to be signed by its duly authorized representative.

                                        "THE INVESTOR"

                                        WINDCREST PARTNERS

                                        By:_________________________________
                                        Title:_________________________________





           [COUNTERPART SIGNATURE PAGE TO CONVERTIBLE PROMISSORY NOTE
                         AND WARRANT PURCHASE AGREEMENT
              BETWEEN PRIMIS, INC. AND THE INVESTORS NAMED HEREIN]

         IN WITNESS WHEREOF, the undersigned Investor has caused this counterpart signature page to this Convertible Promissory Note and Warrant Purchase Agreement to be signed by its duly authorized representative.

                                        "THE INVESTOR"

                                        RICHLAND VENTURES II, L.P.

                                        By:_________________________________
                                        Title:_________________________________





           [COUNTERPART SIGNATURE PAGE TO CONVERTIBLE PROMISSORY NOTE
                         AND WARRANT PURCHASE AGREEMENT
              BETWEEN PRIMIS, INC. AND THE INVESTORS NAMED HEREIN]

         IN WITNESS WHEREOF, the undersigned Investor has caused this counterpart signature page to this Convertible Promissory Note and Warrant Purchase Agreement to be signed by its duly authorized representative.

                                   "THE INVESTOR"

                                   SOUTH ATLANTIC PRIVATE EQUITY
                         FUND IV, LIMITED PARTNERSHIP

                                   By:      South  Atlantic  Private  Equity
                                            Partners, Limited Partnership, Its
                                            General Partner

                                   By:_________________________________
                                        Its General Partner





           [COUNTERPART SIGNATURE PAGE TO CONVERTIBLE PROMISSORY NOTE
                         AND WARRANT PURCHASE AGREEMENT
              BETWEEN PRIMIS, INC. AND THE INVESTORS NAMED HEREIN]

         IN WITNESS WHEREOF, the undersigned Investor has caused this counterpart signature page to this Convertible Promissory Note and Warrant Purchase Agreement to be signed by its duly authorized representative.

                            "THE INVESTOR"

                            SOUTH ATLANTIC PRIVATE EQUITY
                    FUND IV (Q.P.), LIMITED PARTNERSHIP

                            By: South Atlantic Private Equity Partners, Limited Partnership, Its General Partner

                            By: _________________________________
                                 Its General Partner





           [COUNTERPART SIGNATURE PAGE TO CONVERTIBLE PROMISSORY NOTE
                         AND WARRANT PURCHASE AGREEMENT
              BETWEEN PRIMIS, INC. AND THE INVESTORS NAMED HEREIN]

         IN WITNESS WHEREOF, the undersigned Investor has caused this counterpart signature page to this Convertible Promissory Note and Warrant Purchase Agreement to be signed by its duly authorized representative.

                           "THE INVESTOR"

                           MOORE GLOBAL INVESTMENTS, LTD.

                           By:      Moore Capital Management, Its Trading
                                    Advisor

                           By:_______________________________________
                           Title: _____________________________________





           [COUNTERPART SIGNATURE PAGE TO CONVERTIBLE PROMISSORY NOTE
                         AND WARRANT PURCHASE AGREEMENT
              BETWEEN PRIMIS, INC. AND THE INVESTORS NAMED HEREIN]

         IN WITNESS WHEREOF, the undersigned Investor has caused this counterpart signature page to this Convertible Promissory Note and Warrant Purchase Agreement to be signed by its duly authorized representative.

                     "THE INVESTOR"

                     REMINGTON INVESTMENTS STRATEGIES, L.P.

                     By:      Moore Capital Advisors, LLC, Its General Partner

                     By:_______________________________________
                     Title: _____________________________________





           [COUNTERPART SIGNATURE PAGE TO CONVERTIBLE PROMISSORY NOTE
                         AND WARRANT PURCHASE AGREEMENT
              BETWEEN PRIMIS, INC. AND THE INVESTORS NAMED HEREIN]

         IN WITNESS WHEREOF, the undersigned Investor has caused this counterpart signature page to this Convertible Promissory Note and Warrant Purchase Agreement to be signed by its duly authorized representative.

                                  "THE INVESTOR"

                                  CHRYSALIS VENTURES LIMITED PARTNERSHIP

                                  By:      Chrysalis  Ventures,  LLC,  Its
                                           Manager

                                  By: ________________________________
                                        David A. Jones, Jr., Manager





           [COUNTERPART SIGNATURE PAGE TO CONVERTIBLE PROMISSORY NOTE
                         AND WARRANT PURCHASE AGREEMENT
              BETWEEN PRIMIS, INC. AND THE INVESTORS NAMED HEREIN]

         IN WITNESS WHEREOF, the undersigned Investor has caused this counterpart signature page to this Convertible Promissory Note and Warrant Purchase Agreement to be signed by its duly authorized representative.

                               "THE INVESTOR"

                               JG FUNDING, LLC

                               By:      Chrysalis Ventures, LLC, Its Manager

                               By:_______________________________________
                                      David A. Jones, Jr., Manager





           [COUNTERPART SIGNATURE PAGE TO CONVERTIBLE PROMISSORY NOTE
                         AND WARRANT PURCHASE AGREEMENT
              BETWEEN PRIMIS, INC. AND THE INVESTORS NAMED HEREIN]

         IN WITNESS WHEREOF, the undersigned Investor has caused this counterpart signature page to this Convertible Promissory Note and Warrant Purchase Agreement to be signed by its duly authorized representative.

                                    "THE INVESTOR"

                                    _______________________________________
                                    W. Patrick Ortale, III





           [COUNTERPART SIGNATURE PAGE TO CONVERTIBLE PROMISSORY NOTE
                         AND WARRANT PURCHASE AGREEMENT
              BETWEEN PRIMIS, INC. AND THE INVESTORS NAMED HEREIN]

         IN WITNESS WHEREOF, the undersigned Investor has caused this counterpart signature page to this Convertible Promissory Note and Warrant Purchase Agreement to be signed by its duly authorized representative.

                                         "THE INVESTOR"

                                         _______________________________________
                                         Jack Tyrrell





           [COUNTERPART SIGNATURE PAGE TO CONVERTIBLE PROMISSORY NOTE
                         AND WARRANT PURCHASE AGREEMENT
              BETWEEN PRIMIS, INC. AND THE INVESTORS NAMED HEREIN]

                                   Schedule 1

INVESTOR NAME AND ADDRESS                                                PRINCIPAL AMOUNT OF NOTE
J. David Grissom                                                                $2,239,391
c/o Mayfair Capital
Suite 2510
400 West Market Street
Louisville, KY  40202

Windcrest Partners                                                              $1,197,118
49th Floor
122 East 42nd Street
New York, NY  10168-0130

Richland Ventures II, L.P.                                                      $1,969,759
3100 West End Avenue
Suite 400
Nashville, TN  37203-1304

South Atlantic Private Equity Fund IV                                             $827,299
Limited Partnership
614 W. Bay Street, Suite 200
Tampa, FL   33606

South Atlantic Private Equity Fund IV                                           $1,142,460
(Q.P.), Limited Partnership
614 W. Bay Street, Suite 200
Tampa, FL  33606

Moore Global Investments, Ltd.                                                  $1,575,807
c/o Citco Fund Services (Bahamas), Ltd.
Bahamas Financial Center
Charlotte & Shirley Street
P.O. Box CB 13136
Nassau, Bahamas

Remington Investments Strategies, L.P.                                            $393,952
1251 Avenue of the Americas
New York, NY  10020

J.G. Funding, LLC                                                             $ 500,000


1850 National City Tower
101 South Fifth Street
Louisville, KY  40202

Jack Tyrrell
c/o Richland Ventures II, L.P.                                                    $103,596
3100 West End Avenue
Suite 400
Nashville, TN  37203-1304

W. Patrick Ortale, III
c/o Richland Ventures II, L.P.                                                     $51,797
3100 West End Avenue
Suite 400
Nashville, TN  37203-1304

Sheila J. Benson                                                                      $10,000
2700 Highway 280E
Suite 60
Birmingham, Alabama 35243

                                    EXHIBIT A

                 Amended and Restated Articles of Incorporation

                                    EXHIBIT B

                       Form of Convertible Promissory Note

                                    EXHIBIT C

                                 Form of Warrant